MICROBOT MEDICAL
For Immediate Release

Microbot Medical Inc. Strengthens Board of Directors with Medical Device Veteran Martin J. Madden

Hingham, MA – February 7, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced the appointment of Martin J. Madden, to the Company's Board of Directors.  This increases the number of Directors on Microbot Medical’s Board to seven, six of which are independent.

Mr. Madden’s diversified and extensive R&D experience in the development of medical devices includes hundreds of projects in multiple medical spaces, many of which reached successful commercialization stage.  Mr. Madden recently retired from Johnson & Johnson after a 30 year career.  He first joined Johnson & Johnson in 1986 and held a number of roles of increasing importance, including Vice President Research & Development for Orthopedics, Global Surgery and Interventional Vascular Divisions. Mr. Madden holds an MBA from Columbia University, a Master of Science in Mechanical Engineering from Carnegie-Mellon University and Bachelor of Science in Mechanical Engineering from the University of Dayton.

“Martin has a proven track record in leading the development of many exceptional technologies in multiple medical spaces.  He is an asset that I, along with the rest of the leadership and R&D teams, will leverage as we continue to progress our transformational micro-robotic technologies,” commented Harel Gadot, Chief Executive Officer, President and Chairman of Microbot Medical.  “His experience and hands-on approach of guiding technologies through the development phase will be a benefit to Microbot as we advance our technologies and adhere to our mission of introducing products to the market that greatly extend and improve the quality of life for patients.”

“I have devoted my career to the development of medical devices and equipment and I strongly believe that intraluminal medical micro-robotics is one of the next big waves in the market,” commented Mr. Madden.  “I have steadily watched Microbot Medical and I’m impressed by the rapid progress the team has made and I am excited to be part of the Company’s continued success.”

About Microbot Medical, Inc.

Microbot was founded in 2010 and became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body.  Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system.  Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time.  To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract.  Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body.  To learn more about TipCAT visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

EVC Group
Michael Polyviou/Doug Sherk - Investors

mpolyviou@evcgroup.com; dsherk@evcgroup.com
212-850-6020; 646-445-4800

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